EXHIBIT 23.1

                   CONSENT AND REPORT OF INDEPENDENT CERTIFIED
                                PUBLIC ACCOUNTANT

The Boards of Directors and Stockholders
FiberCore, Inc. and Subsidiaries

We hereby consent to the use in this Registration Statement of our report dated July 29, 1996, except for the eighth paragraph of Note 15, as to which the date is December 18, 1996, relating to the consolidated financial statements of FiberCore Inc. and Subsidiaries, and to the reference to our Firm under the caption "Experts", in the Prospectus.

                                             MOTTLE McGRATH BRANEY & FLYNN, P.C.

Worcester, Massachusetts
December 27, 1996